UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2022

Sprinklr, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40528	45-4771485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29 West 35th Street 7th Floor New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (917) 933-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00003 per share	CXM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On January 13, 2022, the Board of Directors (the “Board”) of Sprinklr, Inc. (the “Company”) increased the size of the Board from eight to nine directors and, following the recommendation of the Company’s Nominating and Corporate Governance Committee, appointed Eileen Schloss to serve as a member of the Board, effective January 13, 2022. Ms. Schloss is a Class III director whose term will expire at the Company’s 2024 Annual Meeting of Stockholders. The Board has determined that Ms. Schloss is “independent” pursuant to the rules of The New York Stock Exchange (“NYSE”) and other governing laws and applicable regulations. As of the date of this filing, Ms. Schloss has not been appointed to a committee of the Board.

Ms. Schloss, age 68, has served as a Human Capital Operations Advisor to Advent International Corporation since December 2019. Prior to joining Advent, Ms. Schloss was the Executive Vice President, Human Resources and Real Estate for Medidata Solutions, Inc. from 2012 to March 2017. Ms. Schloss previously served as Executive Vice President, Human Resources for Rovi Corporation from 2007 to 2012, and as Vice President, Administration for Caspian Networks, Inc. from 2002 to 2006. Ms. Schloss currently serves on the boards of directors of Alteryx, Inc., where she is chair of the nominating and corporate governance committee and a member of the compensation committee, and CCC Intelligent Solutions, Inc., where she is chair of the compensation committee. Ms. Schloss holds a B.S. in Organizational Behavior from the University of San Francisco and an M.S. in Technology Management from Pepperdine University.

There is no arrangement or understanding between Ms. Schloss and any other person pursuant to which she was selected as a director, and there is no family relationship between Ms. Schloss and any of the Company’s other directors or executive officers. There are no transactions between Ms. Schloss and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

As a non-employee director of the Company, Ms. Schloss is eligible to participate in the Company’s compensation arrangements for non-employee directors, which are described in more detail in the Company’s Non-Employee Director Compensation Policy, filed as Exhibit 10.19 to the Company’s Registration Statement on Form S-1 (File No. 333-256657), filed with the Securities and Exchange Commission (“SEC”) on May 28, 2021 (the “Registration Statement”). Under the terms of those arrangements, Ms. Schloss will receive or will be eligible to receive (i) an initial equity award of restricted stock units (“RSUs”) under the Company’s 2021 Equity Incentive Plan (the “Plan”), valued at $235,000, and (ii) on the date of each annual stockholder meeting, an annual equity award of RSUs, valued at $235,000, for her service as a member of the Board, in each case based on the closing price of the Company’s Class A common stock on NYSE as of the respective grant date. Each initial or annual award will vest in full on the first anniversary of the respective grant, subject to Ms. Schloss’s continued service with the Company through such vesting date.

In connection with Ms. Schloss’s election to the Board, the Company and Ms. Schloss entered into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.9 to the Registration Statement (the “Indemnification Agreement”). The Indemnification Agreement requires the Company to indemnify Ms. Schloss, to the fullest extent permitted by Delaware law, for certain liabilities to which she may become subject as a result of her affiliation with the Company.

Executive Officer Changes

On January 13, 2022, the Company announced that Manish Sarin has been appointed to serve as the Company’s Chief Financial Officer, principal financial officer and principal accounting officer, effective as of January 24, 2022. Mr. Sarin will succeed Christopher Lynch, who has made the decision to step down from the Chief Financial Officer position, effective as of January 24, 2022, to pursue other opportunities. To assist in the transition to Mr. Sarin, Mr. Lynch will remain with the Company in an advisory role through July 31, 2022, and then in a consulting role through January 31, 2023.

Prior to joining Sprinklr, Mr. Sarin served as the Chief Financial Officer of Exabeam, Inc. from October 2018 to November2021. Prior to that, Mr. Sarin served as an Executive Vice President of Finance at Proofpoint, Inc. from October 2012 to September 2018. Earlier in his career, Mr. Sarin advised technology companies on corporate finance matters while serving at Merrill Lynch and J.P. Morgan. Mr. Sarin holds a degree in Computer Science from the Indian Institute of Technology (Banaras Hindu University) and an M.B.A. from Columbia Business School.

In connection with Mr. Sarin’s employment, pursuant to the terms of an offer letter (the “Offer Letter”), dated January 12, 2021, between Mr. Sarin and the Company, Mr. Sarin will receive an initial annual base salary of $440,000 and an annual discretionary bonus with a target amount equal to 90% of his annual base salary. Mr. Sarin will also be granted an initial equity award of RSUs under the Plan with an aggregate grant date value of $4,000,000 (the “Initial RSU Award”), based on the trading-day average share price on NYSE for the 30-trading-day period ending on February 10, 2022. The Initial RSU Award will vest over four years with one-fourth of the total shares subject to the award vesting on March 15, 2023, and thereafter, an additional one-sixteenth of the total shares subject to the award will vest on each subsequent June 15, September 15, December 15 and March 15(each a “Quarterly Date”), in each case subject to Mr. Sarin’s continued service with the Company through such vesting date. Mr. Sarin will also be granted RSUs under the Plan with an aggregate grant date value of $2,000,000 (the “Refresh RSU Award”), based on the trading-day average share price on NYSE for the 30-trading-day period ending on March 10, 2022. The Refresh RSU Award will vest over four years, with one-sixteenth of the total shares subject to the award vesting on each Quarterly Date following the grant date, in each case subject to Mr. Sarin’s continued service with the Company through such vesting date.

Pursuant to the Offer Letter, Mr. Sarin is eligible to participate in the employee benefit plans generally available to the Company’s employees and is subject to customary confidentiality covenants. Mr. Sarin is also entitled to certain severance benefits under the Company’s Severance and Change in Control Plan (the “Severance Plan”), subject to specific requirements, including signing and not revoking a separation agreement and release of claims. In the event Mr. Sarin is terminated by the Company outside of the period beginning three months prior to and ending twelve months after a “change in control” (as defined in the Severance Plan) (such period, the “change in control period”), other than for cause (as generally defined in the Severance Plan), death or disability, Mr. Sarin will be entitled to (a) cash severance equal to continued base salary payments for nine months, (b) a lump sum pro rata payment of his target annual bonus for the year of termination and (c) payment of COBRA premiums for up to nine months. In the event Mr. Sarin is terminated during a change in control period either by the Company other than for cause, death or disability or by the executive officer due to a constructive termination, Mr. Sarin will be entitled to (a) cash severance equal to continued base salary payments for 12 months, (b) a lump sum payment equal to 100% of his target annual bonus for the year of termination, (c) acceleration of all of his unvested and outstanding equity awards and (d) payment of COBRA premiums for up to 12 months.

There is no arrangement or understanding between Mr. Sarin and any other person pursuant to which he was selected as the Company’s Chief Financial Officer, and there is no family relationship between Mr. Sarin and any of the Company’s other executive officers or directors. Other than with respect to the Offer Letter, there are no transactions between Mr. Sarin and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with Mr. Sarin’s appointment as Chief Financial Officer, the Company and Mr. Sarin will enter into the Indemnification Agreement, which requires the Company to indemnify Mr. Sarin, to the fullest extent permitted by Delaware law, for certain liabilities to which he may become subject as a result of his affiliation with the Company.

Furthermore, on January 12, 2022, Vivek Kundra, the Company’s Chief Operating Officer, notified the Company of his resignation from such position with the Company, effective February 12, 2022.

The foregoing description of the Offer Letter does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the Offer Letter, a copy of which the Company expects to file with its Annual Report on Form 10-K for the fiscal year ending January 31, 2022, and upon filing will be incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On January 13, 2022, the Company issued a press release announcing the director and executive changes described above, as well as reaffirming the Company’s financial guidance for its fiscal fourth quarter and full fiscal year ending January 31, 2022 provided on December 9, 2021. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

This information is being furnished pursuant to Item 7.01, “Regulation FD Disclosure,” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

99.1	Press release, dated January 13, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sprinklr, Inc.

By:	/s/ Daniel Haley
Daniel Haley
General Counsel and Corporate Secretary

Dated: January 13, 2022

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